SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement	[ ] Confidential, for use of the Commission only
[ x ]	Definitive Information Statement

HXT Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
..................................................................
2)	Aggregate number of securities to which transaction applies:
..................................................................
3)	Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
..................................................................

4)	Proposed maximum aggregate value of transaction:
...................................................................
5)	Total fee paid:
...................................................................
[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
......................................
2)	Form, Schedule or Registration Statement No.:
......................................
3)	Filing Party:
......................................
4)	Date Filed:
......................................

HXT HOLDINGS, INC.
51 Huilingxi Road, Zhouhuizheng, Wujin District
Changzhou, Jiangsu Province
P.R. China  213022

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of HXT Holdings, Inc.  (“HXT Holdings” or “the Company”) have given their written consent to a resolution adopted by the Board of Directors of HXT Holdings to amend the Certificate of Incorporation so as to change the name of the Company to “Huayue Electronics, Inc.”  We anticipate that this Information Statement will be mailed on October 13, 2011 to shareholders of record.  On or after November 2, 2011, the amendment of the Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective.

The Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, HXT Holdings will not hold a meeting of its shareholders to consider or vote upon the amendment of the Company’s Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

October 13, 2011	Pan Shudong
Chief Executive Officer

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote were determined as of the close of business on September 29, 2011 (the “Record Date”).   On the Record Date, there were issued, outstanding and of record, as reflected in the corporation’s stock ledger, 30,067,741 shares of HXT Holdings common stock, each of which entitles the holder thereof to one vote.

The following table sets forth the number of shares of voting stock owned by each person who, as of the Record Date, owned more than 5% of any class of HXT Holdings voting stock, as well as the ownership of such shares by each member of the HXT Holdings Board of Directors and the shares owned by its officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Pan Shudong(2)	19,809,000	65.9%
Li Xinmei(2)	19,809,000	65.9%
All officers and directors As a group (6 persons)	20,353,400	67.7%
Huakang Zhou(3)	4,057,930	13.5%

(1)	Except as otherwise noted, all shares are owned of record and beneficially.
(2)
Pan Shudong and Li Xinmei are married to each other. Accordingly, each is a beneficial owner of shares owned of record by the other. Their record ownership is: Pan Shudong - 10,809,500; Li Xinmei - 9,000,000.

(3)
Includes 2,000,000 shares owned of record by Moutasia Capital Opportunity Fund, LLC, over which Mr. Zhou exercises voting and dispositional control, 1,000,000 shares owned of record by Mr. Zhou’s spouse, Xiaojin Wang, and 857,930 and 200,000 shares owned by Ying Wang and Lan Wang, respectively, over which Mr. Zhou exercises voting and dispositional control.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of HXT Holdings has adopted a resolution to change the name of the Company from HXT Holdings, Inc. to “Huayue Electronics, Inc.”  The holders of shares representing a majority of the voting power of the Company’s outstanding voting stock have given their written consent to the resolution. Under Delaware General Corporation Law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Delaware Secretary of State on or after November 2, 2011, and it will become effective on the date of such filing (the “Effective Date”).

2

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the Company’s business.  The Company recently acquired all of the outstanding capital stock of China Metal Holding, Inc. (“China Metal”).  China Metal owns all of the registered capital of Changzhou Huayue Electronic Co., Ltd. (“Huayue”), a company organized in 1999 under the laws of the People’s Republic of China.  Huayue is engaged in the businesses of developing, producing and selling two major product lines: high frequency induction lights and electrolytic capacitors.  Because of the new overall direction in the Company’s business resulting from the acquisition, the Board of Directors and majority shareholders have determined to change the Company’s name.

Certificates for the Company’s common stock that recite the name “HXT Holdings, Inc.” will continue to represent shares in the Company after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “Huayue Electronics, Inc.” after the Effective Date, he may do so by surrendering his certificate to the Company’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  The Company’s Transfer Agent is:

Interwest Transfer Company, Inc.
1981 East 4800 South, Suite 100
Salt Lake City, UT 84117
Telephone: (801) 272-9294

No Dissenters’ Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to any of the transactions described in this Information Statement.

*           *           *

3